Exhibit 99.1
30 April 2009
Dear Stockholder,
In the three months since our most recent quarterly update, HeartWare has announced a number of material corporate developments. On February 13, 2009 we announced that HeartWare had entered into a definitive agreement and plan of merger with Thoratec Corporation. On February 24, 2009, our common shares commenced trading on the NASDAQ Global Market under the symbol “HTWR” while our Chess Depositary Interests (“CDIs”) continue to trade on the Australian Securities Exchange (“ASX”) under the symbol “HIN”. In addition to these achievements, we have significantly progressed our U.S. clinical trial and we have initiated commercial sales at several centers in Europe and Australia. The purpose of this letter is to provide you an update on each of these key areas.
Proposed Merger with Thoratec Corporation
On February 12, 2009, HeartWare and Thoratec entered into a definitive agreement whereby Thoratec will acquire HeartWare. The aggregate value of the consideration payable in the merger is approximately US$282 million, which will be paid approximately 50% in cash and approximately 50% in Thoratec common stock, based upon a per share price of Thoratec common stock of US$26.25. The acquisition remains subject to various conditions, including approval by the U.S. Federal Trade Commission (“FTC”) and approval by HeartWare stockholders.
On March 26, 2009 both HeartWare and Thoratec received a request for Additional Information from the FTC. Both companies are currently gathering the required information to respond to this “second request”. We currently expect the transaction to close in the second half of 2009.
Upon consummation of the merger, which will follow the receipt of all required regulatory approvals and the approval of HeartWare stockholders, each share of HeartWare common stock (representing 35 CDIs trading on the ASX) will be automatically converted into the right to receive US$14.30 in cash and 0.6054 of a share of Thoratec common stock. Prior to the closing of the transaction, CDIs will be converted into the underlying shares of HeartWare common stock and exchanged for the merger consideration. The effect of the transaction is that holders of CDIs will receive approximately US$0.4086 cash and approximately 0.0173 of a share of Thoratec common stock for each CDI.
Until such time as the merger is consummated, it is “business as usual” at HeartWare. We continue to pursue our opportunities with the same determination and enthusiasm as we did prior to our agreement with Thoratec.
NASDAQ Listing
Common shares of HeartWare began trading on the NASDAQ Global market on February 24, 2009 under the symbol “HTWR”. HeartWare’s CDIs continue to trade on the ASX under the symbol “HIN”. Stockholders are able to convert their holdings between the two forms of security on the basis that each U.S. common share can be converted into 35 CDIs and vice versa. Stockholders wishing to transfer their holdings between the two registers can do so by contacting Computershare and completing the relevant transfer form.
HeartWare International, Inc. | ARBN 132 897 762
Suite 101, 205 Newbury Street, Framingham MA 01701 | Ph: (508) 739 0950 | Fax: (508) 739 0948 | www.heartware.com

Our NASDAQ listing was, in part, designed to facilitate greater access to the HeartWare story for U.S. investors, provide a means for U.S. investors to move shares out of Australian dollars and into U.S. dollars and to enable HeartWare to tap into a far deeper pool of investment capital should that be required in the future. HeartWare currently receives analyst coverage in the US from three brokerage firms— Lazard Capital Markets, Wedbush PacGrow LifeSciences and Summer Street Research Partners. The NASDAQ listing has already helped to provide significant additional visibility among the U.S. healthcare investment community. As we are currently operating under the merger agreement with Thoratec, we have not sought to build liquidity on NASDAQ.
International Clinical Trial Results
At the recent annual meeting of the International Society of Heart and Lung Transplantation (“ISHLT”) Dr. Martin Strueber of Hannover Medical Center presented updated results from HeartWare’s international clinical trial. The data included all 50 patients enrolled in the trial across 5 participating centers.
The data presented showed a survival rate of 90% at 6 months and a survival rate of approximately 86% at 12 months, post implant. The patients have each been supported for 300 days on average and the cumulative duration of support across the group exceeds 41 years. The patients’ quality of life has improved significantly and the rates of adverse events have been relatively low.
It is always gratifying to observe the positive impact that our technology has made in the lives of so many gravely ill patients. It is particularly pleasing to note that as the number of patients enrolled in our trial has grown, and as the average duration of pump support has increased, we have seen neither a decline in the rate of patient survival nor any material increase in the rate of adverse events. While 50 patients is a relatively small sample size, this early data remains encouraging.
We were heartened by the attention that HeartWare received at the meeting. There is enthusiasm for our device and for our clinical data among the heart failure clinical community, both in the United States and internationally. At the same time, many of our competitors are making substantial strides themselves and new challengers continue to emerge. In that regard, we will continue to work hard to maintain the early momentum we are seeing in our clinical and commercial endeavors.
U.S. Trial Update
By way of reminder, our U.S. Bridge-to-Transplant trial is the critical task ahead. Under the trial protocol, we will seek to enroll 150 patients at up to 28 centers. Trial enrolment began relatively slowly as we had underestimated the time that would be required by various participating hospitals to gain their necessary internal approvals and to have the required contracts in place. Over recent weeks, with several new centers beginning to implant, we are observing an encouraging improvement in the implant rate in the study.
To date, 25 patients have been enrolled in the U.S. trial across 9 participating centers. An additional 7 are completing final logistical requirements which makes our current list of initiated U.S. centers as follows:
•	Washington Hospital Center

•	Jewish Hospital, Louisville

•	Northwestern University

•	University of Michigan

•	Hershey Medical Center

•	The Cleveland Clinic

•	Ohio State University

•	University of Pennsylvania

•	Texas Heart Institute

•	Johns Hopkins University

•	University of Chicago

•	University of Pittsburgh Medical Center

•	University of Florida

•	University of Texas Southwestern Medical Center

•	Henry Ford Medical Center
Commercial Rollout
The first-ever commercial sale was made to St. Vincents in Sydney, Australia in mid-February which followed receipt of the CE mark in January. Since then, devices have been purchased in Australia, Austria and Germany. HeartWare’s Sales and Marketing team has been working with several additional sites with a view to initiating sales at additional centers in the second quarter. While still very early, our sales and marketing efforts are gaining traction and we look forward to steady sales growth over the coming months.
Closing Comments
Clearly the proposed merger with Thoratec has been an important and exciting topic for HeartWare over the past quarter. I’m pleased to say that our team has remained focused on driving HeartWare’s underlying business activities, on executing to schedule and above all, never losing sight of the fact that our goal is to help our customers save the lives of as many of their patients we possibly can. Ultimately, I am certain that it is this is the best approach to serve our customers and stockholders.
Thank you for your continued support.
Yours sincerely
Doug Godshall
Chief Executive Officer
Attachment: ASX Appendix 4C

Additional Information about the Mergers and Where to Find it
In connection with the proposed merger, Thoratec will file a Registration Statement on Form S-4 that will include a proxy statement of HeartWare that also constitutes a prospectus of Thoratec. Investors are urged to read the proxy statement/prospectus when it becomes available and other relevant documents filed with the SEC because they will contain important information. Security holders may obtain a free copy of the proxy statement/prospectus (when it is available) and other documents filed by HeartWare and Thoratec with the SEC at the SEC’s web site at http://www.sec.gov. The proxy statement/prospectus and other documents may also be obtained for free by contacting HeartWare Investor Relations by e-mail at enquiries@heartware.com.au or by telephone at 61 2 9238 2064 or on the Investor Relations page of Thoratec’s web site at www.thoratec.com or by telephone at (925) 847-8600.
HeartWare, Thoratec and their respective directors, executive officers, certain members of management and certain employees may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. A description of the interests in HeartWare of its directors and executive officers is set forth in HeartWare’s proxy statement for its 2008 Annual Meeting of Shareholders, which was filed with the SEC on April 8, 2008 and the Annual Report filed with the SEC on February 28, 2008. This document is available free of charge at the SEC’s web site at www.sec.gov or by contacting HeartWare Investor Relations by e-mail at enquiries@heartware.com.au or by telephone at 61 2 9238 2064. Information concerning Thoratec’s directors and executive officers is set forth in Thoratec’s proxy statement for its 2008 Annual Meeting of Shareholders, which was filed with the SEC on April 16, 2008. This document is available free of charge at the SEC’s web site at www.sec.gov or by going to Thoratec’s Investors page on its corporate web site at www.thoratec.com. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed merger, and a description of their direct and indirect interests in the proposed merger, which may differ from the interests of HeartWare stockholders or Thoratec shareholders generally will be set forth in the proxy statement/prospectus when it is filed with the SEC.
HeartWare International, Inc. | ARBN 132 897 762
Suite 101, 205 Newbury Street, Framingham MA 01701 | Ph: (508) 739 0950 | Fax: (508) 739 0948 | www.heartware.com

Forward-Looking Statements
This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. These statements can be identified by the words, “believes,” “views,” “expects,” “projects,” “hopes,” “could,” “will,” “intends,” “should,” “estimate,” “would,” “may,” “anticipates,” “plans” and other similar words. These forward-looking statements are subject to a number of risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking information, and are based on HeartWare’s current expectations, estimates, forecasts and projections. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: failure of HeartWare’s stockholders to approve the proposed transaction; the challenges and costs of closing, integrating, restructuring and achieving anticipated synergies; the ability to retain key employees; and other economic, business, competitive, and/or regulatory factors affecting the businesses of HeartWare and Thoratec generally, including those set forth in the filings of HeartWare and Thoratec with the Securities and Exchange Commission, especially in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of their respective annual reports on Form 10-K and quarterly reports on Form 10-Q, their current reports on Form 8-K and other SEC filings. These forward-looking statements speak only as of the date hereof. HeartWare undertakes no obligation to publicly release the results of any revisions or updates to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

Rule 4.7B Appendix 4C
Quarterly report for entities admitted on the basis of commitments
Introduced 31/3/2000. Amended 30/9/2001 Name of entity
HEARTWARE INTERNATIONAL, INC.
ABN _____ Quarter ended (“current quarter”)
98 008 624 691 31 March 2009
Consolidated statement of cash flows
Cash flows related to operating activities _____ Current quarter _____ Year to date US$ (3 months) ‘000 US$ ‘000
1.1 Receipts from customers $ 543 $ 543
1.2 Payments for (a) staff costs (1,936) (1,936)
(b) advertising and marketing (34) (34)
(c) research and development (1,080) (1,080)
(d) leased assets (211) (211)
(e) other working capital (4,669) (4,669)
1.3 Dividends received 1.4 Interest and other items of a similar nature received 7 7
1.5 Interest and other costs of finance paid 1.6 Income taxes paid 1.7 Other (provide details if material) Net operating cash flows (7,380) (7,380)

Current quarter _____ Year to date US$ (3 months) ‘000 US$ ‘000 1.8 Net operating cash flows (carried forward) (7,380) (7,380) Cash flows related to investing activities
1.9 Payment for acquisition of: (64) (64)
(a) businesses (item 5) (203) (203)
(b) equity investments (c) intellectual property (d) physical non-current assets (e) research and development 1.10 Proceeds from disposal of:
(a) businesses (item 5) (b) equity investments (c) intellectual property (d) physical non-current assets (e) other non-current assets 1.11 Loans to other entities 1.12 Loans repaid by other entities 1.13 Other — cash assets acquired on acquisition of business Net investing cash flows (267) (267)
1.14 Total operating and investing cash flows (7,647) (7,647)
Cash flows related to financing activities
1.15 Proceeds from issues of shares, options, etc. 20 20
1.16 Proceeds from sale of forfeited shares 1.17 Proceeds from borrowings 1.18 Repayment of borrowings 1.19 Dividends paid 1.20 Other — expenses of the issue of shares Net financing cash flows 20 20 Net increase (decrease) in cash held
1.21 Cash at beginning of quarter/year to date 20,804 20,804
1.22 Exchange rate adjustments to item 1.20 (585) (585)
1.23 Cash at end of quarter 12,592 12,592

Payments to directors of the entity and associates of the directors
Payments to related entities of the entity and associates of the related entities
Current quarter US$ ‘000
1.24 Aggregate amount of payments to the parties included in item 1.2 476 1.25 Aggregate amount of loans to the parties included in item 1.11 1.26 Explanation necessary for an understanding of the transactions Costs referred to at item 1.24 include directors’ fees and employment costs, including bonus payments, for the Chief Executive Officer (Douglas Godshall).
Non-cash financing and investing activities
2.1 Details of financing and investing transactions which have had a material effect on consolidated assets and liabilities but did not involve cash flows 2.2 Details of outlays made by other entities to establish or increase their share in businesses in which the reporting entity has an interest Financing facilities available
Add notes as necessary for an understanding of the position. (See AASB 1026 paragraph 12.2).
Amount available _____ Amount used US$ _____ US$ ‘000 ‘000
3.1 Loan facilities
3.2 Credit standby arrangements

Reconciliation of cash
Reconciliation of cash at the end of the quarter (as Current quarter _____ Previous quarter shown in the consolidated statement of cash flows) to US$ _____ US$ the related items in the accounts is as follows. ‘000 ‘000 4.1 Cash on hand and at bank 808 3,037
4.2 Deposits at call 11,784 17,767
4.3 Bank overdraft 4.4 Other (provide details) Total: cash at end of quarter (item 1.22) 12,592 20,804
Acquisitions and disposals of business entities
Acquisitions _____ Disposals (Item 1.9(a)) (Item 1.10(a)) 5.1 Name of entity
5.2 Place of incorporation or registration
5.3 Consideration for acquisition or disposal
5.4 Total net assets
5.5 Nature of business

Compliance statement
1 HeartWare International, Inc. has [received] financial reporting relief under ASIC class order 98/1418 and as such this statement has been prepared in accordance with United States Generally Accepted Accounting Principles. 2This statement does give a true and fair view of the matters disclosed.
Sign here: Date: [INSERT] April 2009 (Director)
Print name: Douglas Godshall
Notes
1. The quarterly report provides a basis for informing the market how the entity’s activities have been financed for the past quarter and the effect on its cash position. An entity wanting to disclose additional information is encouraged to do so, in a note or notes attached to this report. 2. The definitions in, and provisions of, AASB 1026: Statement of Cash Flows apply to this report except for the paragraphs of the Standard set out below.
· 6.2 — reconciliation of cash flows arising from operating activities to operating profit or loss
· 9.2 — itemised disclosure relating to acquisitions
· 9.4 — itemised disclosure relating to disposals
· 12.1(a) — policy for classification of cash items
· 12.3 — disclosure of restrictions on use of cash
· 13.1 — comparative information